UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 16, 2015 (October 12, 2015)

First Capital Real Estate Trust Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-178651	45-3770595
(Commission File Number)	(IRS Employer Identification No.)

60 Broad Street, 34th floor

New York, NY 10004

(Address, including zip code, of Principal Executive Offices)

(212) 388-6800

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

Dismissal of Independent Accountant

On October 12, 2015, the Audit Committee of the Board of Directors of First Capital Real Estate Trust Incorporated (formerly known as United Realty Trust Incorporated) (the “Company”) dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm.

E&Y’s audit reports on the consolidated financial statements of the Company for the Company’s two most recent fiscal years ended December 31, 2013 and December 31, 2014, respectively, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2013 and December 31, 2014, respectively, and in the interim period through October 12, 2015, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the Company’s two most recent fiscal years ended December 31, 2013 and December 31, 2014, respectively, or in the subsequent interim period through October 12, 2015.

On October 16, 2015, the Company provided E&Y with the disclosures in this Current Report on Form 8-K disclosing the dismissal of E&Y and requested in writing that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. E&Y’s response is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from E&Y to the Securities and Exchange Commission regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL REAL ESTATE TRUST INCORPORATED

Date: October 16, 2015	By:	/s/ Suneet Singal
		Name:	Suneet Singal
		Title:	Chief Executive Officer and Chairman of the Board of Directors